UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2010, Venoco, Inc. (the “Company”) entered into a sales agency agreement with BMO Capital Markets Corp. (“BMO”).  The agreement provides that the Company may offer and sell shares of its common stock having an aggregate offering price of up to $75.0 million from time to time through BMO, acting as sales agent, in an at-the-market offering.  BMO will be entitled to compensation of 1.8% of the actual sale price of each share sold in the offering. No sales under the agreement may be made until after the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 unless BMO gives its prior consent. BMO and/or certain of its affiliates are serving as agents, arrangers and/or lenders under the Company’s revolving credit facility and its second lien term loan facility.

The foregoing is a summary of the material terms of the sales agency agreement. This summary does not purport to be a complete description of the agreement and is qualified in its entirety by reference to the text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

The Company recently announced certain operational updates:

2010 and 2011 Capital Expenditures

The Company expects its full-year 2010 capital expenditures to be approximately $220 million.  The Company expects to spend approximately $108 million in the Sacramento Basin, $50 million in its legacy Southern California properties and $62 million on its onshore Monterey Shale program.  In 2011, the Company expects its capital expenditures to be approximately $200 million, of which $100 million will be deployed in the onshore Monterey Shale, $60 million in the Sacramento Basin, and $40 million on legacy Southern California properties.

2010 and 2011 Production and Expenses

The Company expects its production to average approximately 18,600 BOE/d for 2010 as a whole, and to rise modestly from that level in 2011.  The Company expects its lease operating expenses, general and administrative expenses (excluding non-cash share-based compensation and one-time severance costs relating to the sale of Texas properties), production and property taxes, and depletion, depreciation and amortization expenses for 2010 as a whole to be similar on a per BOE basis to the expenses incurred in those categories in the first six months of 2010.  In 2011, the Company expects costs in each of these categories to increase modestly on a per BOE basis.

Onshore Monterey Shale Project

The Company expects to finish 2010 having drilled six evaluation wells and five horizontal wells targeting the onshore Monterey shale.  Of the five evaluation wells drilled to date, four are being tested and one has been temporarily abandoned.  A sixth vertical well has been spud.  The Company’s initial horizontal well is testing with a very high water cut and will likely be uneconomic.

Forward-Looking Statements

Statements made in this report relating to the Company’s future production, expenses, capital projects and expenditures, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development and exploration activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The Company’s activities with respect to the onshore Monterey Shale and other projects are subject to numerous operating, geological and other risks and may not be successful.  The Company’s results in the onshore Monterey Shale will be subject to greater risks than in areas where it has more data and drilling and production experience.  Results from the Company’s onshore Monterey Shale project will depend on, among other things, its ability to identify productive intervals and drilling and completion techniques necessary to achieve commercial production from those intervals.  All forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the Company’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the three months ended June 30, 2010, which are incorporated by this reference as though fully set forth herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP.

10.1	Sales Agency Agreement, dated October 12, 2010 by and between Venoco, Inc. and BMO Capital Markets Corp.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 12, 2010

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP.

10.1	Sales Agency Agreement, dated October 12, 2010 by and between Venoco, Inc. and BMO Capital Markets Corp.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).